EXHIBIT 10.57

                                                  CONTRACT NUMBER:  120900-92-01



                               PURCHASE AGREEMENT


                                    BETWEEN


                     GTE COMMUNICATION SYSTEMS CORPORATION


                                      AND


                           DIGITAL SOUND CORPORATION

                               TABLE OF CONTENTS


1.  TERM...............................................................  49
2.  PURCHASE AND DISTRIBUTION OF PRODUCT(S)............................  49
3.  PRICE..............................................................  50
4.  TERMS OF PAYMENT...................................................  50
5.  PRICE REVISIONS....................................................  50
6.  PURCHASING FORECAST................................................  50
7.  THIRD PARTY PURCHASES..............................................  51
8.  REPORTS............................................................  51
9.  BAR CODING.........................................................  51
10.  PRECEDENCE OF DOCUMENTS...........................................  51
11.  PURCHASE ORDER INFORMATION........................................  51
12.  DELIVERY..........................................................  52
13.  PACKAGING.........................................................  54
14.  BILLING...........................................................  54
15.  BILL OF SALE......................................................  54
16.  INSPECTION AND ACCEPTANCE.........................................  54
17.  PRODUCT(S) STANDARDIZATION........................................  55
18.  TECHNOLOGICAL OR SPECIFICATION CHANGE/PRODUCT(S)
DELETION/SUBSTITUTION..................................................  56
19.  UNSATISFACTORY CONDITION SITUATIONS...............................  57
20.  PRODUCT(S) CHANGES................................................  57
21.  QUALITY ASSURANCE REPORTING.......................................  59
22.  PRODUCT(S) SERVICES AND SUPPORT...................................  59
23.  TRADEMARK LICENSE.................................................  59
24.  INFRINGEMENT......................................................  59
25.  USE OF CONFIDENTIAL INFORMATION...................................  61
26.  PROPRIETARY RIGHTS................................................  61
27.  PUBLICITY.........................................................  62
28.  COMPLIANCE WITH LAWS..............................................  62
29.  FORCE MAJEURE.....................................................  63
30.  ASSIGNMENT........................................................  63
31.  TAXES.............................................................  64
32.  RECORDS...........................................................  64
33.  RIGHT OF ACCESS...................................................  64
34.  PLANT AND WORK RULES..............................................  65
35.  LIABILITY.........................................................  65
36.  TOXIC SUBSTANCES AND HAZARDOUS PRODUCT(S).........................  66
37.  CANCELLATION 0F PURCHASE ORDERS; REVOCATION OF ACKNOWLEDGEMENTS...  66
38.  TERMINATION.......................................................  67
39.  NOTICES...........................................................  68
40.  REGISTRATION......................................................  70
41.  NONWAIVER.........................................................  70
42.  SEVERABILITY......................................................  70
43.  SECTION HEADINGS..................................................  70
44.  SURVIVAL OF OBLIGATIONS...........................................  71
45.  CHOICE OF LAW.....................................................  71
46.  ENTIRE AGREEMENT..................................................  71
EXHIBIT A:  GTE AFFILIATED ENTITIES....................................  72
EXHIBIT B: SUPPLIER PRODUCT(S).........................................  72
EXHIBIT C:  SUPPLIER PRODUCT(S) PRICING................................  72
EXHIBIT D:  GTE BAR CODING.............................................  72
EXHIBIT E:  GTE SHIPPING AND CARRIER ROUTING INSTRUCTIONS..............  72
EXHIBIT F:  SUPPLIER PRODUCT(S) DELIVERY INTERVAL......................  72
EXHIBIT G:  GTE PACKAGING CONFIGURATION DEFINITIONS....................  72
EXHIBIT H:  GTE STANDARDIZA'NON POLICY.................................  72
EXHIBIT I:  GTE QUALITY ASSURANCE REPORTING............................  72
EXHIBIT J:  GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS...........  72
EXHIBIT K:  SUPPLIER'S ADDITIONAL SOFTWARE LICENSING TERMS.............  72

                               PURCHASE AGREEMENT

THIS AGREEMENT is made by and between Digital Sound Corporation, a State of California Corporation with principal offices at 6307 Carpinteria Avenue, Carpinteria, California 93013 (hereinafter referred to as "SELLER") and GTE Communication Systems Corporation, a Delaware Corporation, acting by and through the GTE Supply Division with principal offices located at GTE Place, West Airfield Drive, DFW Airport, Texas 75261 (hereinafter referred to as "CUSTOMER"), for the benefit of itself and the GTE Affiliated Entities (hereinafter referred to as "Affiliates") listed in Exhibit A.


WHEREAS, the parties agree and understand that CUSTOMER and/or Affiliates may purchase products from SELLER on the same terms and conditions as CUSTOMER hereunder. In such event, the Affiliate shall also be a "CUSTOMER" hereunder. It is the intent of the parties that CUSTOMER and/or Affiliates may make purchases according to the terms and conditions hereunder.

WHEREAS, the parties hereto desire to enter into an agreement on a non-exclusive basis to govern the purchase for use or distribution of SELLER'S product(s) listed in Exhibit B, attached to this Agreement (hereinafter called "PRODUCT(S)"), to CUSTOMER.

THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                                    1.  TERM

This Agreement shall be effective on the date of signing of this Agreement, and shall continue in effect thereafter for a period of two (2) years unless terminated or modified by either party in accordance with the provisions of this Agreement. This Agreement shall be automatically terminated unless renewed by CUSTOMER for a period not greater than one (1) year by written notice to SELLER not less than thirty (30) days prior to the expiration date. At the end of each twelve month period either party shall have the option to review Agreement terms and adjust such terms as mutually agreed upon by the parties.

                  2.  PURCHASE AND DISTRIBUTION OF PRODUCT(S)

   (a) This Agreement covers the terms and conditions for the purchase and sale of SELLER'S PRODUCT(S) listed in Exhibit B.


   (b) Pursuant to the terms of this Agreement, SELLER hereby agrees to sell to CUSTOMER, and CUSTOMER may purchase from SELLER, if it submits purchase orders for them, (1) the PRODUCT(S) listed in Exhibit B and (2) other goods for which SELLER accepts a purchase order hereunder at the price as quoted to CUSTOMER in writing with respect to each such transaction.

   (c) The parties agree that CUSTOMER may purchase the PRODUCT(S) for its own use, for resale to end users and/or for distribution to other parties.

   (d) This Agreement is non-exclusive and shall not be construed (1) to require CUSTOMER to purchase any specific amount of PRODUCT(S) from SELLER or (2) to require CUSTOMER to sell any, all or a portion of PRODUCT(S) it orders, or restrict the purchase, resale and/or distribution of PRODUCT(S) to any geographic area.

                                   3.  PRICE

   (a) The prices for all PRODUCT(S) to be paid by CUSTOMER are those prices specified in Exhibit B as discounted per Exhibit C. Installation charges listed in Exhibit B are the maximum allowable unless installation is beyond the committed installation date and due to fault of CUSTOMER.


   (b) SELLER represents that the prices for the purchase of any PRODUCT(S) hereunder are no less favorable than those offered to other purchasers in comparable transactions.

                              4.  TERMS OF PAYMENT

Payment shall be due thirty (30) days from the date of receipt of goods or receipt of SELLER'S invoice, whichever occurs later.

                              5.  PRICE REVISIONS

   (a) SELLER may propose price increases annually but only after the anniversary date of this Agreement by giving ninety (90) days written notice to CUSTOMER. SELLER shall honor all prices for PRODUCT(S) for which purchase orders have been issued prior to the effective date of such increases.

   (b) Price decreases shall be effective immediately upon announcement by SELLER and shall apply to all purchase orders which have not been delivered prior to the announcement date.

                            6.  PURCHASING FORECAST

CUSTOMER estimates that it may purchase from SELLER in the aggregate amount, eleven million four hundred thousand dollars ($11,400,000) of SELLER'S PRODUCT(S) during the first twelve (12) months of this Agreement. The purchase forecast is only a projection or estimate and is not to be construed as a commitment to purchase that or any amount. In no case shall CUSTOMER be responsible for any billback or related nonconformance charges should CUSTOMER'S purchases fail to meet projected levels, nor shall failure to purchase the estimated amount of SELLER'S PRODUCT(S), or any of SELLER'S PRODUCT(S), be a breach of this Agreement by CUSTOMER.

                           7.  THIRD PARTY PURCHASES

SELLER agrees to consider CUSTOMER's Supply Division as a possible furnisher of goods or services which SELLER may acquire from a third party. Accordingly CUSTOMER shall provide SELLER with a listing of goods and services which it may be able to provide. SELLER shall, however be the sole authority for procurement selections from third party suppliers.

                                  8.  REPORTS

When requested by CUSTOMER, SELLER shall, for purchase orders placed directly with the SELLER by an Affiliate other than GTE Supply, provide CUSTOMER, at each address as referenced in Section 39, a quarterly purchase report by ordering location, listing PRODUCT(S) purchased under this Agreement, description, part number, quantities shipped and associated net prices.

                                 9.  BAR CODING

SELLER agrees to comply with GTE standards in the development of a Bar Coding Program as outlined in Exhibit D, as mutually agreed by both parties and based on SELLER'S capability.

                          10.  PRECEDENCE OF DOCUMENTS

All purchase orders shall be subject to and governed by the provisions contained herein. Additional conditions appearing on the face or reverse side of any CUSTOMER'S purchase order which do not conflict with the terms and conditions of this Agreement shall be a part of this Agreement with respect to such purchase order if accepted by SELLER'S order acknowledgment. The terms and conditions of this written Agreement shall control over any conflicting or inconsistent terms and conditions contained in any purchase order. Upon receipt of CUSTOMER'S purchase order, SELLER shall acknowledge receipt, verification of information, and required ship date. SELLER'S acknowledgment is to be forwarded to CUSTOMER within ten (10) days of receipt of purchase order. Unless CUSTOMER specifically agrees in a separate writing, no additional or different terms and conditions appearing on the face or reverse side of any SELLER'S acknowledgment or invoice shall become part of such purchase order.

                        11.  PURCHASE ORDER INFORMATION

   (a) Unless otherwise mutually agreed in writing by the parties, the following information shall normally be contained in the purchase order:

       (1) Description of PRODUCT(S), including any numerical alphabetical identification, including SELLER'S part number, referenced in the price list herein;

       (2)  Requested delivery date;

       (3)  Applicable price;

       (4)  Location to which the PRODUCT(S) is to be shipped;

       (5)  Location to which invoices shall be rendered for payment;

       (6)  CUSTOMER'S purchase order number;

       (7)  Configurations (if applicable);

       (8)  Delivery requirements;

       (9) A reference to any applicable quotation given by SELLER to CUSTOMER; and

       (10)  Quantity to be shipped.

   (b) All purchase orders, acknowledgments and subsequent invoicing may be communicated between CUSTOMER and SELLER by way of postal services, facsimile transmission and electronic data interchange according to industrial standards as developed to meet both parties' needs or as otherwise mutually agreed to by both parties.

   (c) SELLER may enforce each purchase order only against the entity which has submitted the purchase order.

   (d) Unless otherwise agreed to in writing, any written purchase order placed by CUSTOMER for PRODUCT(S) or services specified herein shall be subject to the terms and conditions of this Agreement.

                                 12.  DELIVERY

   (a) Shipments of PRODUCT(S) shall be made FOB Origin freight collect or prepaid and added to the invoice as may be specified on individual purchase orders. When CUSTOMER requests SELLER to arrange the transportation of the PRODUCT(S), SELLER shall ship all PRODUCT(S) freight collect in accordance with the GTE Shipping and Carrier Routing Instructions, Exhibit

       E, unless otherwise specified on the CUSTOMER'S purchase order. In the absence of shipping instructions, SELLER shall select the carrier listed in the GTE Shipping and Carrier Routing Instructions on behalf of CUSTOMER, but SELLER shall not assume any liability for shipment nor shall the carrier be construed as an agent of SELLER. If SELLER is instructed by CUSTOMER to ship prepaid & add, SELLER shall select a carrier based on best rate as negotiated by SELLER. In such instance, CUSTOMER shall only pay SELLER'S net transportation costs, inclusive of all applicable discounts, allowances and refunds.

   (b) Failure of SELLER to ship PRODUCT(S) in accordance with CUSTOMER'S freight routing instructions shall result in charge-backs to the SELLER for excess freight charges.

   (c) Unless instructed otherwise by CUSTOMER, SELLER shall, for purchase orders placed hereunder, (1) ship PRODUCT(S) in accordance with specific shipping instructions; (2) see that all subordinate documents bear CUSTOMER'S purchase order number; (3) enclose a packing list with each shipment and when more than one package is shipped, identify the one containing the packing list; (4) mark CUSTOMER'S purchase order number on all packages and shipping papers; (5) render invoices showing CUSTOMER'S purchase order number; (6) render separate invoices for each shipment or purchase order; (7) forward shipping notices with invoices; (8) invoice CUSTOMER by mailing or otherwise transmitting invoices, bills, and notices to the billing address on the purchase order; and (9) make available Bill of Lading upon request.

   (d) Standard delivery for PRODUCT(S) shall be as specified in Exhibit F and may be amended only by written document signed by both parties hereto. FOB delivery times shall be from the date of receipt of CUSTOMER'S purchase order.

   (e) SELLER shall ship PRODUCT(S) to CUSTOMER within the time period stated in Exhibit F with a minimum ninety-six percent (96%) service level. Service level shall be calculated as total line items shipped complete, as compared to the total number of line items ordered that have been purchased for delivery within SELLER'S stated delivery interval. SELLER shall provide CUSTOMER, on a quarterly basis at the addresses as referenced in Section 39, shipping reports delineating the following information:

       (1)  CUSTOMER'S purchase order number;

       (2)  Date CUSTOMER'S purchase order received by SELLER;

       (3)  Date purchase order shipped complete from SELLER;

       (4)  Total number of line items scheduled for shipment in the period;

       (5)  Total number of line items shipped complete in the period;

       (6)  Percent (%) of line items shipped complete in the period;

       (7)  Total number of units scheduled for shipment in the period;

       (8)  Total number of units shipped in the period; and

       (9)  Percentage (%) of units shipped complete in the period (fill rate).

                                 13.  PACKAGING

PRODUCT(S) shall be packaged and packed at no additional charge for shipment in suitable containers which shall provide protection against damage during the domestic shipment, handling and storage in reasonably dry, unheated quarters. Refer to Exhibit G for packaging configuration definitions. Corrugated shipping containers shall comply with requirements of Item 222 of the National Motor Freight Code, Series NMFC 100-P. Containers of any type that are too heavy or too large to be palletized shall be skidded to facilitate fork truck and/or mechanized handling.

                                  14.  BILLING

SELLER shall render invoices to CUSTOMER, for each shipment made, unless otherwise specified, at the address listed on CUSTOMER'S purchase order. Invoices shall include, but not be limited to (1) purchase order number; (2) purchase order line number; (3) PRODUCT(S) identification number; (4) ship to address; (5) quantity shipped and billed; (6) net invoice amount; (7) net unit cost; and (8) any special instructions as requested by CUSTOMER.

                               15.  BILL OF SALE

SELLER agrees, upon request by CUSTOMER, to execute and deliver to CUSTOMER a bill of sale evidencing conveyance of PRODUCT(S), free and clear of all liens, security interests and encumbrances, together with such other documents as may be necessary by CUSTOMER.

                         16.  INSPECTION AND ACCEPTANCE

   (a) All PRODUCT(S) ordered pursuant to this Agreement shall be subject to inspection by CUSTOMER after delivery to determine its conformity with CUSTOMER'S purchase order. If the PRODUCT(S) delivered does not conform with CUSTOMER'S purchase order, CUSTOMER shall have the right to reject such PRODUCT(S). PRODUCT(S) which has been delivered and rejected, in whole or in part, shall be returned to SELLER at SELLER'S risk and expense. CUSTOMER shall have a period of thirty (30) days following arrival of PRODUCT(S) at the delivery destination specified by CUSTOMER within which to inspect the PRODUCT(S) for conformity with CUSTOMER'S purchase order and SELLER'S advertised and published specifications and to provide SELLER with written notice of any discrepancy or rejection. If CUSTOMER does not provide SELLER with such written notice of a discrepancy or rejection within such thirty (30) day period, the PRODUCT(S) shall be deemed accepted by CUSTOMER, unless otherwise agreed by the parties in writing. CUSTOMER shall notify SELLER and arrange for the return of PRODUCT(S) as required.

   (b) Inspection or failure to inspect on any occasion shall not affect CUSTOMER'S rights under the "WARRANTY" provisions of Exhibit J herein or any other rights or remedies available to CUSTOMER whether at law or in equity.

                        17.  PRODUCT(S) STANDARDIZATION

   (a) During the term of this Agreement, SELLER shall comply with GTE's PRODUCT(S) Standardization Policy as set forth in Exhibit H.


   (b) Hardware/software problems identified during CUSTOMER's Standardization Management testing of new hardware/software releases are to be corrected in accordance with the following priority schedule:



             Priority One (1) - must be corrected prior to on-line implementation.

             Priority Two (2) - must be corrected prior to commercial release.

             Priority Three (3) - must be corrected in the first product update.

             Priority Four (4) - possible design request or future feature enhancement.

             Priority Five (5) - monitor on-line performance or verify commercial release documentation.

   The Priority assigned to a particular hardware/software problem shall be determined by CUSTOMER's Standardization Management.

   (c) CUSTOMER reserves the right to test new releases or feature enhancements prior to CUSTOMER's distribution. SELLER will not distribute commercially available system version releases to CUSTOMER without written approval from CUSTOMER. Software corrections (Patches and/or Point releases) will be provided at no charge for ninety (90) days from the date of written approval of the new release by CUSTOMER.

   (d) SELLER will work in good faith with CUSTOMER to follow guidelines to ensure the necessary tracking, reporting and processing of Product Design Requests submitted by CUSTOMER.

   (e) At the commencement of this Agreement, SELLER will provide a best efforts Product enhancement/availability schedule for the next two (2) years and update such schedule each quarter. Software (load) enhancements must be made available, and the cost of each software (load) enhancement must not exceed ****** (***) percent of the initial software (load) expense.

  18.  TECHNOLOGICAL OR SPECIFICATION CHANGE/PRODUCT(S) DELETION/SUBSTITUTION

   (a) SELLER is required to give CUSTOMER notice one hundred twenty (120) days in advance of any technological or specification change, software/firmware revision, PRODUCT(S) deletion or manufacturer discontinuance that shall significantly impact PRODUCT(S) operation, interchangeability with existing PRODUCT(S), appearance, warranty, life cycle or GTE engineering/quality approvals of any PRODUCT(S). SELLER shall, at the time of notification, provide CUSTOMER with (1) a PRODUCT(S) change number; (2) a description of such change; (3) reason for change; (4) a description of the impact of such change upon (i) reliability, (ii) PRODUCT(S) specifications, (iii) form, fit or function;
       (5) proposed price impact (if any); and (6) proposed effective date for such change and recommended implementation schedule therefore. Notwithstanding the foregoing, if SELLER makes any change with material impact to the PRODUCT(S) which SELLER in its reasonable discretion decides must be released on less than one hundred twenty (120) days notice (e.g., a bug fix or change for safety reasons), SELLER will give CUSTOMER the foregoing notification as soon as commercially practicable.

   (b) In the event that SELLER and CUSTOMER shall fail to reach agreement on any such change in PRODUCT(S) to be made by SELLER, then, in addition to all other rights and remedies at law or in equity or otherwise, CUSTOMER shall, at no cost or liability, have the right to terminate this Agreement and any and all pending purchase orders for PRODUCT(S) affected by such change.

   (c) SELLER agrees if the required one hundred twenty (120) days notice is not provided, SELLER shall accept at CUSTOMER'S option, a PRODUCT(S) exchange or return for all unsold PRODUCT(S) in CUSTOMER'S inventory which were received or shipped prior to the date of such notice. Such option must be made by CUSTOMER within one hundred twenty (120) days after SELLER'S notification. Any PRODUCT(S) returned must be unused, undamaged and in the original carton and may, at CUSTOMER'S option, be returned for one hundred percent (100%) credit of the price paid or an equal dollar value exchange for any other PRODUCT(S) offered under this Agreement.

                    19.  UNSATISFACTORY CONDITION SITUATIONS

If at any time during normal operation the CUSTOMER encounters an unsatisfactory condition in the PRODUCT(S), SELLER agrees to meet the following time frames for resolving the condition:

   (a) Conditions which affect public or employee safety or the ability to track and collect revenue, or which cause major degradation of service, SELLER shall acknowledge within ****** (**) days of notification and must provide a permanent resolution within ****** (**) days of notification.

   (b) Conditions which affect service, but have a temporary solution to reduce the impact, or which have potential for major service degradation, SELLER shall acknowledge within ****** (**) days of notification and must provide a permanent resolution within ******* (**) days of notification.

   (c) Conditions which are not service or safety affecting but which have potential to adversely affect normal maintenance and/or administration of telephone service, SELLER shall acknowledge within **** (**) days and provide a permanent resolution within **************** (**) days of notification.

   (d) CUSTOMER and SELLER may agree to action dates other than those stated above that shall correct unsatisfactory conditions due to upgrades, technological changes, etc. If an exception to the above corrective action time frames occurs, the SELLER is bound by the newly agreed upon date.

                            20.  PRODUCT(S) CHANGES

   (a) After PRODUCT(S) has shipped to CUSTOMER, if SELLER issues changes affecting such PRODUCT(S) and a change is identified as necessary for the PRODUCT(S) to continue to meet SELLER'S published specifications, design criteria or is an identified correction of deficiency as a result of an Unsatisfactory Condition Report (refer to Section 19), SELLER shall provide prompt notification of required changes to GTE Standardization Management. SELLER shall, at its expense, furnish and install the parts necessary to implement any such changes made within a ten (10) year period from the date of shipment of PRODUCT(S) by SELLER to CUSTOMER. Upgrades and enhancements are not covered in this subsection or in the other subsections of this Product Changes provision.

   (b) If CUSTOMER and SELLER ascertain that PRODUCT(S) or part thereof subject to such change is readily returnable, CUSTOMER shall remove and shall return such PRODUCT(S) or part to SELLER'S facility and SELLER, at its expense, shall implement such changes at its facility and return such changed PRODUCT(S) or part to CUSTOMER'S designated location. If removed PRODUCT(S) returned to SELLER for modification creates an out-of-service condition, SELLER shall make suitable arrangements to provide replacement PRODUCT(S) such that no out-of-service condition shall occur.

   (c) Any PRODUCT(S) maintained in CUSTOMER'S inventory subject to such change shall be returned to SELLER'S facility to implement changes and return to CUSTOMER'S stocking location at SELLER'S expense. If such changes create an adverse impact on the PRODUCT(S) warranty or CUSTOMER'S ability to sell the PRODUCT(S) as new, then SELLER shall accept at CUSTOMER'S option, a PRODUCT(S) exchange or return for all unchanged PRODUCT(S) in CUSTOMER'S inventory.

   (d) All change notifications provided by SELLER to CUSTOMER shall contain the following information:

       (1)  description of change;

       (2)  reason for change;

       (3)  impact on customer service (i.e., outages, system downtime);

       (4)  price impact, if known;

       (5)  effective date of changes; and

       (6)  implementation schedule of change.

   (e) CUSTOMER may request SELLER to make changes to SELLER'S PRODUCT(S). Upon receipt of a written document describing in detail the changes requested by CUSTOMER, SELLER shall respond in writing to CUSTOMER within thirty
       (30) days. If SELLER agrees to undertake such modifications for CUSTOMER, the response shall quote a proposed implementation schedule and a cost for such changes to PRODUCT(S).

                        21.  QUALITY ASSURANCE REPORTING

   (a) Unless specified otherwise, quality and reliability reporting requirements shall be as defined in GTE Standardization Management's Quality and Reliability Document, known as the TO-15 Process, as set forth in Exhibit I. SELLER shall submit Form TQ-15 and related documents to CUSTOMER for performance verification, as required, on a quarterly basis. Verification may include on-site audits of documentation, process reviews and product quality discussions.

   (b) CUSTOMER has the right to rate SELLER'S performance in accordance with CUSTOMER'S internal rating algorithm. Upon request, CUSTOMER agrees to provide rating information to SELLER without charge.

   (c) SELLER agrees to have a field reliability and delivery performance tracking system in place as mutually agreed between CUSTOMER and SELLER and shall continue the tracking system for as long as this Agreement is in effect. The tracking system shall provide timely internal data collection enabling SELLER to arrive at solutions to delivery, quality and reliability problems related to assembly, subassembly or other repairable module deficiencies as measured against CUSTOMER'S requirements.

                      22.  PRODUCT(S) SERVICES AND SUPPORT

During the term of this Agreement, SELLER shall provide PRODUCT(S) services and support as set forth in Exhibit J.

                             23.  TRADEMARK LICENSE

SELLER hereby grants to CUSTOMER the non-exclusive right to use SELLER'S trade name and trademark. The SELLER'S trade name and trademark are registered in the United States. SELLER reserves the right to prior review and approval of CUSTOMER'S use of the SELLER'S trade name, trademark, and all relevant advertising material and SELLER agrees not to unreasonably withhold or delay such approval. In the event of termination of this Agreement, SELLER has the right to withdraw this consent with respect to uses by CUSTOMER following termination.

                               24.  INFRINGEMENT

   (a) SELLER shall defend at its own expense all third party claims, proceedings and/or suits alleging infringement or misappropriation of any patent, trademark, copyright, trade secret or violation of any other intellectual property or proprietary rights by reason of the use or sale of any PRODUCT(S) furnished to CUSTOMER under this Agreement, or the use of any licensed PRODUCT(S) within the scope of the licenses granted under this Agreement, and shall defend, indemnify, protect and save

       CUSTOMER harmless from all claims, actions, suits, costs, expenses, damages, including reasonable attorney's fees and payments, as a result of such claim of infringement or misappropriation; and if the use or resale shall be enjoined, SELLER shall, at its option, replace the enjoined PRODUCT(S), licensed PRODUCT(S) or service with a suitable substitute free of the infringement or misappropriation; or shall procure for CUSTOMER'S benefit a license or other right to use or resell the same, or shall remove the enjoined PRODUCT(S) and refund to CUSTOMER the amount paid to SELLER therefor, plus CUSTOMER'S direct, incidental and/or consequential damages for such infringing or misappropriated PRODUCT(S). CUSTOMER agrees that any such recovery of consequential damages shall have an upper limit of two hundred fifty thousand dollars ($250,000) per claim or occurrence. SELLER shall have total control over the defense, negotiation and settlement of each case, provided, however, that CUSTOMER shall be permitted to participate in such defenses, negotiation, or settlement by counsel of its own choosing and expense.

   (b) CUSTOMER shall give SELLER prompt notice of any claims of such infringement or misappropriation and of all suits and, except as otherwise indicated herein, full opportunity and authority to assume the sole defense thereof, where SELLER is obligated to indemnify CUSTOMER hereunder, including appeals, and to settle such suits, and shall furnish upon SELLER'S request and at SELLER'S expense all disclosable information and reasonable assistance available to CUSTOMER. This Section 24 states SELLER's entire liability and obligations with respect to claims of infringement of proprietary rights of any kind and is CUSTOMER's sole and exclusive remedy for any breach of Exhibit J Section 1 (a)(i) with respect to infringement of proprietary rights.

   (c) No undertaking of SELLER in this Section shall apply to any infringement misappropriation or any claim of infringement or misappropriation which arises solely from SELLER's adherence to CUSTOMER's written instructions or directions or which arise solely from the use of PRODUCT(S) with equipment, devices, or software not supplied by SELLER other than (1) commercial merchandise which is available on the open market with which PRODUCT(S) is designed to operate or (2) items of SELLER origin, design or selection. Each party shall defend or settle, at its own expense, any action or suit against the other for which ft is responsible.


                      25.  USE OF CONFIDENTIAL INFORMATION

   (a) Any specifications, drawings, sketches, models, samples, tools, computer programs, technical information, or confidential business information or data, written, oral or otherwise (hereinafter called "Information") furnished by the parties to one another hereunder shall remain the property of the supplier of such Information. All copies of such Information in written, graphic or other tangible form shall be returned to the supplier upon request except for a single archival copy.

   (b) If clearly marked as confidential, and unless such Information was previously known to the recipient to be free from any obligation to keep it confidential or until It has been or is subsequently made public by the supplier or a third party, without breach of any obligation of confidentiality, it shall be treated as confidential by the recipient, and shall be used by the recipient only in connection with fulfilling the obligations of the recipient which arise pursuant to this Agreement, unless the prior written consent of the supplying party is obtained. Orally disclosed confidential Information shall be reduced to writing within twenty (20) days of disclosure and marked as confidential. Such Information shall only be distributed to those employees who have a need to know.

   (c) Each party shall treat the other's Information in accordance with a standard of care reasonably calculated to prevent inadvertent or accidental disclosure. Nothing herein shall be construed as waiving the right of any party to require the other party to execute a written nondisclosure agreement, containing reasonable additional terms and conditions, prior to the supplying of particular confidential Information from time to time. Such additional terms and conditions shall not be inconsistent, with the terms and conditions of this Agreement.

                            26.  PROPRIETARY RIGHTS

   (a) Nothing herein shall be construed as affecting SELLER's (and its licensor') ownership, and CUSTOMER acknowledges and agrees that SELLER (and its licensor') retains all ownership of any and all patent rights, patent applications, rights to apply for patents, copyrights, trademarks, trade secrets and all other proprietary rights in and to the PRODUCT(S), including without limitation, the software portions of the PRODUCT(S) in all formats and mediums including ROMS, EPROMS and all other firmware devices.

   (b) CUSTOMER will take all steps reasonably necessary and advisable to preserve and protect SELLER's confidential information and proprietary rights in connection with any proposal, bid or contract between CUSTOMER and any part of any foreign, federal, state or local government, including without limitation the use of appropriate confidentiality legends and restricted rights notices in the name of SELLER on any written material submitted by CUSTOMER in connection with any such proposal, bid or contract.

   (c) SELLER hereby licenses the "Software," as defined in Exhibit K to CUSTOMER for use with the hardware portions of the PRODUCT(S) pursuant to the terms and conditions of this Agreement, including the Additional Software Terms attached as Exhibit K.

                                 27.  PUBLICITY

The parties agree to submit to one another for written approval all advertising, sales promotion, press releases and other publicity matters relating to the PRODUCT(S) furnished or the services performed by them pursuant to this Agreement whereby their respective names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied, and the parties further agree not to publish or use such advertising, sales promotions, press releases, or publicity matters without such prior written approval. Such approval shall not be unreasonably withheld or delayed by either party.

                           28.  COMPLIANCE WITH LAWS

   (a) The parties hereto shall comply with the provisions of all applicable federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in their respective performance hereunder including, but not limited to the standards promulgated by the Occupational Safety and Health Act, Executive Order 11246, as amended, relative to Equal Employment Opportunity, Section 503 of the Rehabilitation Act of 1973 and Section 402 of the Vietnam Veterans Readjustment Assistance Act of 1974 and all applicable laws, orders and regulations concerning immigrants and non-discrimination in the employment of minorities, females, veterans and the handicapped. Irrespective of whether a specification is furnished, if PRODUCT(S) or containers furnished are required to be constructed, packaged, labeled or registered in a prescribed manner, the SELLER shall comply with federal law and, in addition, with applicable state or local law. Each party agrees to indemnify the other, and defend the other party against, any claims, loss or damage sustained because of its noncompliance hereunder.

   (b) Without prejudice to the generality of the foregoing, CUSTOMER agrees to comply strictly and fully with all export controls imposed on the PRODUCT(S) by any country or organization of nations within whose jurisdiction CUSTOMER operates or does business. CUSTOMER agrees not to export or permit exportation of any part of the PRODUCT(S) or any related technical data or any direct product of any related technical data, outside of the United States without first (a) obtaining any required written permission to do so from the United States Office of Export Administration and other appropriate governmental agencies of the United States; or, (b) complying fully and strictly with all requirements of any general license exempting the exportation from the requirement for that permission. These restrictions also apply to re-exportation from the United States of imported items.

                               29.  FORCE MAJEURE

   (a) Neither SELLER nor CUSTOMER shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, acts of God, inability to obtain raw materials or supplies of PRODUCT(S), acts or omissions of carriers and other similar causes beyond its control (hereinafter called "Condition(s)"). If any such Condition(s) occurs, the party delayed or unable to perform shall promptly give notice to the other party and, if such Condition(s) remains at the end of thirty (30) days thereafter, the party affected by the other's delay or inability to perform may elect to (1) terminate such purchase order or part thereof, or (2) suspend such purchase order for the duration of the Condition(s), and at the option of the suspending party, buy elsewhere comparable material to be bought or sold under such purchase order, and apply to any commitment the value of such purchase, and resume performance of such purchase order once the Condition(s) ceases, with an option in the affected party to extend the period of this Agreement up to the length of time the Condition(s) endured.

   (b) Unless written notice is given within thirty (30) days after the affected party is notified of the Condition(s), (a)(2) above shall be deemed selected.

                                30.  ASSIGNMENT

   (a) Except as otherwise provided herein, the rights and obligations of the parties hereunder shall neither be assigned nor delegated without the prior written consent of the other party, which shall not be unreasonably withheld, provided that any party may assign or delegate their respective rights and obligations hereunder, in whole or in part, to any parent or subsidiary or affiliate of CUSTOMER or SELLER in existence at the time of execution of this Agreement, upon prior written notice to the other.
       Such assignment shall not diminish any rights or duties that SELLER or CUSTOMER may have had prior to the effective date of assignment.

   (b) The limitation on assignment does not apply to an assignment confined solely to monies due or to become due under this Agreement, provided CUSTOMER or SELLER is given thirty (30) days prior written notice of such assignment. Assignment of monies shall be void to the extent that it attempts to impose upon CUSTOMER or SELLER obligations to the assignee additional to the payment of such monies, or to preclude CUSTOMER or SELLER from dealing solely and directly with the other in all matters pertaining hereto, including negotiation of amendments or settlement of amounts due. In the event CUSTOMER or SELLER makes such an assignment it is and shall remain responsible for payment hereunder.

                                   31.  TAXES

CUSTOMER shall be liable for and shall reimburse SELLER for payments of Federal Manufacturers' and Retailers' Excise Taxes, state and local sales taxes and use taxes, as applicable, with respect to transactions under this Agreement. Taxes payable by CUSTOMER shall be separately stated in SELLER'S invoices and shall not be included in SELLER'S prices. CUSTOMER shall not be liable for any tax for which a valid exemption certificate acceptable to the applicable, state taxing authorities is furnished by CUSTOMER to SELLER.

                                  32.  RECORDS

SELLER shall maintain complete and accurate records of all amounts billable to and payments made by CUSTOMER hereunder in accordance with generally accepted accounting practices. SELLER shall retain such records for a period of three
(3) years from the date of final shipment for PRODUCT(S) or services covered by this Agreement. SELLER agrees to provide supporting documentation concerning any disputed amount of invoice to CUSTOMER within thirty (30) days after CUSTOMER provides written notification of the dispute to SELLER. SELLER shall retain such records for three (3) years from date of invoice.

                              33.  RIGHT OF ACCESS

SELLER and CUSTOMER shall permit reasonable access during normal working hours to its facilities in connection with work hereunder. No charge shall be made for such visits. It is agreed that reasonable prior notification shall be given when access is required. CUSTOMER may inspect any material that CUSTOMER has ordered.

                           34.  PLANT AND WORK RULES

The respective agents and employees of the parties shall, while on premises of the other, comply with all plant rules, regulations and reasonable company standards for security, including (where required by Government Regulations) submission of satisfactory clearance from U.S. Department of Defense and other federal authorities concerned.

                                 35.  LIABILITY

   (a) Notwithstanding anything to be contrary herein, SELLER shall indemnify and save harmless CUSTOMER from any loss or damages (including reasonable attorney's fees) incurred by CUSTOMER because of claims, suits, or demands of any kind including personal injury or property damage to the extent such loss or damage is caused by or results from defective PRODUCT(S) manufactured by SELLER or the negligent acts or omissions of SELLER or its employees or agents provided (1) CUSTOMER promptly notifies SELLER in writing of any suits, claims, or demands against CUSTOMER for which SELLER is responsible under this indemnity; (2) CUSTOMER gives SELLER full opportunity and authority to assume the sole defense of and settlement of such suits; and (3) CUSTOMER furnishes to SELLER upon request all information and reasonable assistance available to CUSTOMER for defense against any such suit, claim, or demand.

   (b) All work performed under this Agreement by any party shall be performed as an independent contractor and not as an agent of any other party. Persons furnished by the respective parties shall be solely the employees or agents of such parties, respectively, and shall be under the sole and exclusive direction and control of such parties. They shall not be considered employees of the other party for any purpose. Each party shall be responsible for compliance with all laws, rules and regulations involving their respective employees or agents, including (but not limited to) employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each party shall also be responsible, respectively, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, worker's compensation, disability insurance and federal and state income tax withholding.

   (c) SELLER agrees to maintain during the term hereof all insurance and/or bonds required by law or this Agreement, including, but not limited to
       (1) Worker's Compensation and related insurance as prescribed by the law of the state in which SELLER'S services are performed; (2) employer's liability insurance with limits of at least $500,000 for each occurrence, and (3) comprehensive general liability insurance including PRODUCT(S) liability, and, if the use of motor vehicles is required, comprehensive motor vehicle liability insurance, each with limits of at least $2,000,000 for combined single limit for bodily injury, including death and/or property damage. SELLER shall, if requested by CUSTOMER, prior to rendering such services, furnish certificates or adequate proof of the foregoing insurance. Notwithstanding the above, SELLER and CUSTOMER shall each have the option, where permitted by law, to self-insure any or all of the foregoing risks.

   (d) The parties expressly agree and understand that Seller's liability shall in no event exceed ************* dollars ($*********) for any one occurrence, whether the claim arises under this Agreement, in contract, tort or otherwise.

                 36.  TOXIC SUBSTANCES AND HAZARDOUS PRODUCT(S)

   (a) SELLER warrants to CUSTOMER that each PRODUCT(S) furnished by SELLER hereunder or in performance of purchase orders placed hereunder is safe for normal use, is nontoxic, presents no abnormal hazards to persons or the environment, and may be disposed of as normal refuse.

   (b) All system cards shall be clearly labeled with the letters "ESD" (Electro Static Discharge) for proper printed wire card handling.

      37.  CANCELLATION 0F PURCHASE ORDERS; REVOCATION OF ACKNOWLEDGEMENTS

   (a) In the event that SELLER shall be in material breach or default of any of the terms, conditions or covenants of this Agreement, including, but not limited to, SELLER'S failure to tender delivery of the PRODUCT(S) on or before the delivery date stated on SELLER'S acknowledgement, then, in addition to all other rights and remedies of law or equity or otherwise, CUSTOMER shall have the right to immediately cancel all applicable purchase orders without any obligation or liability to SELLER for said cancellation.

   (b) In the event that CUSTOMER shall be in material breach or default of any of the terms, conditions or covenants of this Agreement, including, but not limited to, timely payment for PRODUCT(S) purchased and such breach shall continue for a period of thirty (30) days after CUSTOMER'S receipt of SELLER'S written notice thereof, then, in addition to all other rights and remedies of law or equity or otherwise, SELLER shall have the right to suspend delivery of PRODUCT(S) on outstanding purchase orders or revoke existing acceptances. Default by an Affiliate shall not affect any other Affiliate party to this Agreement.

   (c) SELLER will defer or cancel shipment of items subject to purchase orders upon CUSTOMER's written request, if that request is received by SELLER a reasonable time prior to the scheduled shipment date. All deferments and cancellations will be subject to certain charges as a percentage of the discounted prices of the items to be deferred or canceled. That percentage will depend upon the number of days prior to the scheduled shipment date that SELLER receives a written request for deferment, or cancellation as follows:



                                Percentage    Percentage
Days                             Deferment   Cancellation
Notice                            Charge        Charge

Beyond **% of                      **%            **%
Delivery Lead Time
Interval

**% or less of                     **%            **%
Delivery Lead Time
Interval

       If equipment canceled is sold by SELLER within ****** (**) days of requested delivery date, then no cancellation charges will apply. If equipment canceled is sold by SELLER but not within ****** (**) days of requested delivery date, then a ** percent (*%) charge will apply.

       CUSTOMER will have no right to defer shipment of any item developed, made or modified to CUSTOMER's special order. Any request for deferment of any item for more than ***** (**) days, and the third (3rd) request for any deferment of shipment of any item, will be treated as a cancellation of the deferred shipment and a new order.

                                38.  TERMINATION

   (a) CUSTOMER may terminate this Agreement without cause, effective immediately, upon written notice to the other party.

   (b) Upon termination of this Agreement, without cause pursuant to this Section, CUSTOMER shall not be liable to SELLER, either for compensation or for damages of any kind or character whatsoever, whether on account of the loss by SELLER of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of SELLER'S business, or on account of any other cause or thing whatsoever, provided that termination shall not prejudice or otherwise affect the rights or liabilities of SELLER with respect to PRODUCT(S) theretofore ordered hereunder, or any indebtedness then owing by either party to the other.

   (c) Either party may terminate this Agreement, effective immediately, without liability for said termination, upon written notice to the other party, if any of the following events occur:

       (1)  The other files a voluntary petition in bankruptcy;

       (2)  The other is adjudged bankrupt;

       (3) A court assumes jurisdiction of the assets of the other under a federal reorganization act;

       (4) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other;

       (5)  The other becomes insolvent of suspends its business;

       (6) The other makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business; or

       (7) The identity of the other's business is materially changed by sale of its business, transfer of control of its outstanding stock, merger or otherwise.

   (d) Either party may immediately terminate this Agreement for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such termination may be made only following the expiration of a thirty (30) day period during which the other party has failed to cure such breach after having been given written notice of such breach. This paragraph shall not apply to CUSTOMER'S cancellations or SELLER'S revocations under Section 37.

                                  39.  NOTICES

Any notice or demand given under the terms of this Agreement or pursuant to statute shall be in writing and shall be given or made by telegram, telecopy or similar communication or by certified or registered mail return receipt requested, proper postage paid and addressed to the respective parties as follows:

                                  To CUSTOMER:

GTE Supply
700 Hidden Ridge
Irving, Texas 75038
Attention:  Director - Central Procurement (HQW02B28)

and

GTE Service Corporation
700 Hidden Ridge
Irving, Texas 75038
Attention:  Director - CPS Standardization (HQW01N60)

and

GTE Supply
GTE Place, West Airfield Drive
DFW Airport, Texas 75261
Attention:  Director - Materials Management/Purchasing (D03B58)

and

GTE Service Corporation
700 Hidden Ridge
Irving, Texas 75038
Attention:  Director - Consumer Network Services (HQE02B60)

                                   To SELLER:

Digital Sound Corporation
6307 Carpinteria Avenue
Carpinteria, California 93013
Attention: Vice President, Sales

Such notice or demand shall be deemed to have been given or made when received or seventy-two (72) hours after being sent whichever occurs first, or upon electronic confirmation of receipt, if sent by telegraph or telecopy. The above may be changed at any time by giving thirty (30) days prior written notice as above provided.

                               40.  REGISTRATION

PRODUCT(S) furnished hereunder shall comply, to the extent applicable, with the requirements of the Federal Communications Commission's Rules and Regulations, as may be amended, including those sections concerning the labeling of such PRODUCT(S) and the suppression of radiation to specified levels. If the PRODUCT(S) generates interference harmful to radio communications, and such PRODUCT(S) was installed in accordance with such Rules and Regulations, then SELLER shall provide to CUSTOMER methods for suppressing the interference. If the interference cannot be reasonably suppressed, SELLER shall, at CUSTOMER'S option, accept return of the PRODUCT(S), refund to CUSTOMER the price paid for the PRODUCT(S) and bear all expenses for removal and shipment of such PRODUCT(S). Nothing herein shall be deemed to diminish or otherwise limit SELLER'S obligations under respective "WARRANTY" provisions herein.

                                 41.  NONWAIVER

Either party's failure to enforce any of the provisions of this Agreement and/or any purchase order or to exercise any option hereunder shall in no way be construed as a waiver of such provisions, rights, or options or in any way be deemed to affect the validity of this Agreement or any purchase order.

                               42.  SEVERABILITY

If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of SELLER and CUSTOMER shall be construed and enforced accordingly.

                             43.  SECTION HEADINGS

The headings of the sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

                          44.  SURVIVAL OF OBLIGATIONS

The respective obligations of SELLER and CUSTOMER under this Agreement which by their nature would continue beyond the termination, cancellation or expiration hereof, shall survive termination, cancellation or expiration hereof.

                               45.  CHOICE OF LAW

The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the domestic laws of the state of Texas.

                             46.  ENTIRE AGREEMENT

This Agreement and the exhibits hereto constitute the entire agreement between SELLER and CUSTOMER. No modifications shall be made to this Agreement unless in writing and signed by appropriate representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized corporate representatives.

DIGITAL SOUND CORPORATION            GTE COMMUNICATION SYSTEMS
                                     CORPORATION


  /s/  Harry Bruner                    /s/  C. W. Barlow
-------------------                  -------------------
Harry Bruner                         C. W. Barlow
Vice President, Sales                President

Dated:  December 21, 1992            Dated:  January 13, 1993

                                     Approved as to form and legality

                                       /s/ Connie E. Nicholos
                                     -------------------------
                                     Attorney, GTE Telephone Operations

                                     Dated:  December 15, 1992

EXHIBIT A: Revised List of GTE Affiliated Entities that are entitled to purchase under the Purchase Agreement.

              EXHIBIT B: DGSD Domestic Version Price/Product List

                EXHIBIT C: DGSD Product Pricing Discount for GTE

                           EXHIBIT D: GTE Bar Coding

           EXHIBIT E:  GTE Shipping and Carrier Routing Instructions

                  EXHIBIT F: DGSD Product(S) Delivery Interval

               EXHIBIT G: GTE Packaging Configuration Definitions

                     EXHIBIT H: GTE Standardization Policy

                   EXHIBIT I: GTE Quality Assurance Reporting

          EXHIBIT J: GTE Product(S) Services And Support Requirements

Exhibit J ATTACHMENT A: DGSD Product(S) Warranty

Exhibit J ATTACHMENT B: DGSD Product Repair Rates

Exhibit J ATTACHMENT C: DGSD Repair Parts Pricing

Exhibit J ATTACHMENT D: DGSD Working Hour Schedule & Contact Information & Escalation Matrix

Exhibit J ATTACHMENT E: DGSD Training Rates

Exhibit J ATTACHMENT F: GTE Training Standards

             EXHIBIT K:  DGSD'S Additional Software Licensing Terms

                                AMENDMENT NO. 1
                                       TO
                      PURCHASE AGREEMENT NO. 120900-92-01
                                    BETWEEN
                     GTE COMMUNICATION SYSTEMS CORPORATION
                                      AND
                           DIGITAL SOUND CORPORATION

This Amendment No. 1 to the Purchase Agreement - No. 120900-92-01 (the "Agreement"), by and between GTE Communication Systems Corporation ("CUSTOMER") for the benefit of itself and the GTE Affiliated Entities (as defined in the Agreement) and Digital Sound Corporation ("SELLER"), shall be effective as of September 30, 1993.

WHEREAS CUSTOMER and SELLER desire to amend Exhibit A to the Agreement, GTE Affiliated Entities; and

WHEREAS CUSTOMER and SELLER desire to amend Exhibit J, Section 6, Product(s) Maintenance; and

WHEREAS CUSTOMER and SELLER desire to amend Exhibit J, Attachment E, Comprehensive Hardware and Software Maintenance For Non-Warranty Products; and

WHEREAS CUSTOMER and SELLER desire to amend Agreement to include Section 47, DISPUTE RESOLUTION.

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

   1. Exhibit A to the Agreement, GTE Affiliated Entities, is hereby deleted in its entirety and replaced with a new Exhibit A, GTE Affiliated Entities, attached hereto.

   2. In Exhibit J, Section 6 to the Agreement, Product(s) Maintenance, the words "shall be in accordance with the terms and conditions as set forth in Attachment E" shall be replaced with "pursuant to issuance of CUSTOMER'S purchase order shall be in accordance with the terms and conditions as set forth in Attachment E for services provided for 1993. Services provided by SELLER to CUSTOMER beginning January 1, 1994, pursuant to issuance of CUSTOMER'S purchase order, shall be mutually agreed upon by year end 1993."

   3. Exhibit J, Attachment E to the Agreement, Comprehensive Hardware and Software Maintenance For Non-Warranty Products is hereby deleted and replaced in its entirety with a new Attachment E, Comprehensive Hardware and Software Maintenance For Non-Warranty Products, attached-hereto.

   4. The Agreement shall be amended to include Section 47, Dispute Resolution, as follows:

       47.  DISPUTE RESOLUTION

       (a) The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

       (b) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

       (c) If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, demands to produce documents and requests for admission. Each party is also entitled to take the oral deposition of one (1) individual of another party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within sixty (60) days of the demand for arbitration and the arbitration shall be held in Dallas, Texas. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this Section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgement, upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

       (d) Each party shall bear its own cost of these procedures. A party seeking discovery shall reimburse the responding party the cost of production of documents (to include search time and reproduction time costs). The parties shall equally share the fees of the arbitration and the arbitrator.

   5. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be executed by their duly authorized representatives.


DIGITAL SOUND CORPORATION         GTE COMMUNICATION SYSTEMS
                                  CORPORATION


/s/ E. Hovanek                    /s/ Larry K. Henry
----------------                  --------------------
E. Hovanek                        Larry K. Henry
Vice President, Finance           Vice President - General Manager

Dated:  October 27, 1993          Dated:  October 8, 1993
                                  APPROVED AS TO FORM AND LEGALITY
                                  /s/  (illegible)
                                  ------------------
                                  Attorney GTE Telephone Operations 10/6/93

                         ATTACHMENTS TO AMENDMENT NO. 1

EXHIBIT A: Revised List of GTE Affiliated Entities that are entitled to purchase under the Purchase Agreement.

Exhibit J ATTACHMENT E: Terms for Comprehensive Hardware And Software Maintenance For Non-Warranty Products

January 7, 1993


GTE Communication Systems Corporation
GTE Supply Division
GTE Place
West Airfield Drive
DFW Airport, TX 75261


RE:  Amendment 2 [Software Escrow Deposit] to Purchase Agreement


Gentlemen:

GTE Communication Systems Corporation ("GTE") and Digital Sound Corporation ("DGSD") are parties to Purchase Agreement No. 120900-92-01 executed on January 13, 1993 ("the Agreement"). The parties wish to amend the subject Agreement to provide for a software escrow deposit for the benefit of GTE. In furtherance of this premise, GTE agrees to execute the Licensee of Record Acceptance document attached hereto and incorporated herein by this reference. Upon execution by GTE, GTE will become a Licensee of Record on DGSD's Escrow No. 490-9 at Brambles NSD, Inc. located in San Jose, CA 95131.

This document and its attachments shall become Amendment 2 to the Agreement. In all other respects the Agreement is ratified and confirmed and shall continue in full force and effect according to its terms and conditions.

Very truly yours,



                              AGREED AND ACCEPTED
/s/  Keith Beckwith           for GTE COMMUNICATION SYSTEMS
---------------------
Keith Beckwith
Director, VIS Sales

                              by: /s/ Michelle Monger
                                 -----------------------
                                  Michelle Monger


                              Approved as to Form
                               /s/ Joe A. Garza
                              ------------------
                              Law Dept. 2/1/94

ATTACHMENTS TO AMENDMENT NO. 2

Licensee Of Record Acceptance Relating To Software Deposit Agreement

Software Deposit Agreement Between Digital Sound Corporation And National Safe Depository

National Safe Depository Inventory List InfoMail And Univox Source Q3 1993

                                AMENDMENT NO. 3
                                       TO
                      PURCHASE AGREEMENT NO. 120900-92-01
                                    BETWEEN
                     GTE COMMUNICATION SYSTEMS CORPORATION
                                      AND
                           DIGITAL SOUND CORPORATION

This Amendment No. 3 to the Purchase Agreement No. 120900-92-01 (the "Agreement"), by and between GTE Communication Systems Corporation ("CUSTOMER") for the benefit of itself and the GTE Affiliated Entities (as defined in the Agreement) and Digital Sound Corporation ("SELLER"), shall be effective as of January 1, 1994.

WHEREAS CUSTOMER and SELLER desire to amend Exhibit J, Attachment E, to include Attachment E-1 to the Agreement, Comprehensive Hardware and Software Maintenance for Non-Warranty PRODUCT(S).

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

   1. Exhibit J, Attachment E, to the Agreement, is hereby amended to include Attachment E-1 that is attached hereto and incorporated herein by this reference.

   2. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Agreement to be executed by their duly authorized representatives.


DIGITAL SOUND CORPORATION         GTE COMMUNICATION SYSTEMS
                                  CORPORATION


/s/ Jim Eby                       /s/ Larry K. Henry
-------------------------         -------------------------------
Jim Eby                           Larry K. Henry
Vice President, Chief Quality     Vice President - General Manager
 and Operations Officer
Dated:  March 31, 1994            Dated:  April 8, 1994
                                  APPROVED AS TO FORM
                                  /s/ Joe A. Garza
                                  ----------------
                                  Law Dept. 3/25/94

ATTACHMENT TO AMENDMENT NO. 3

Exhibit J ATTACHMENT E-1: Comprehensive Hardware And Software Maintenance For Non-Warranty Products

                                AMENDMENT NO. 4
                                       TO
                      PURCHASE AGREEMENT NO. 120900-92-01
                                    BETWEEN
                     GTE COMMUNICATION SYSTEMS CORPORATION
                                      AND
                           DIGITAL SOUND CORPORATION

This Amendment No. 4 to Purchase Agreement No. 120900-92-01 (the "Agreement"), by and between GTE Communication Systems Corporation ("CUSTOMER") for the benefit of itself and the GTE Affiliated Entities (as defined in the Agreement) and Digital Sound Corporation ("SELLER"), shall be effective as of June 15, 1994.

WHEREAS CUSTOMER and SELLER desire to set out certain terms and conditions applicable to purchases by CUSTOMER of SELLER'S PRODUCT(S) for VoiceServer Systems with fax capability during 1994 and 1995.

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

   1. EXHIBIT B is hereby amended to include EXHIBIT B-1 ("VOICESERVER SYSTEMS WITH FAX CAPABILITIES PRODUCTS & PRICING") which is attached hereto and incorporated herein by this reference.

   2. The following paragraph (d) is hereby added to Section 21, QUALITY ASSURANCE REPORTING as follows:

       (d) SELLER agrees to utilize its Quality First TQM Program to provide for continuous improvement in quality levels of PRODUCT(S). The parties agree to jointly develop a process for the ongoing monitoring of PRODUCT reliability, system availability, and progress reporting.

   3. In Section 35, LIABILITY, paragraph (c) is hereby deleted in its entirety and replaced with the following:

       (c) SELLER agrees to maintain during the term hereof all insurance and/or bonds required by law or this Agreement, including, but not limited to (i) Workers' Compensation and related insurance as prescribed by the law of the state in which SELLER'S services are performed; (ii) employer's liability insurance with limits of at least five hundred thousand dollars ($500,000) for each occurrence, and (iii) comprehensive general liability insurance including products liability, and, if the use of motor vehicles is required, comprehensive motor vehicle liability insurance, each with limits of at least two million dollars ($2,000,000) for combined single limit for bodily injury, including death, and/or property damage. SELLER shall cause CUSTOMER to be included as an Additional Insured under said policies (as "GTE Corporation and its affiliates and subsidiaries") and CUSTOMER'S coverage under such policies shall be primary. SELLER shall, prior to rendering such services, furnish certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage, the expiration date of each policy, and stating that no material change which affects CUSTOMER'S coverage and rights to collect under any such policy or cancellation of any such policy shall be effective unless thirty (30) days' prior written notice is given to CUSTOMER. Notwithstanding the above, SELLER and CUSTOMER shall each have the option, when permitted by law, to self-insure any or all of the foregoing risks. CUSTOMER shall provide SELLER with written notification prior to the filing of any claim against any such policy.

   4. The following paragraph (o) is hereby added to Section 11, TRAINING of EXHIBIT J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS:

       (o) For each VoiceServer System with fax capabilities purchased by CUSTOMER in 1994 and 1995, SELLER shall provide, at no cost to CUSTOMER, ****** training slots in a Fax Administration training class. CUSTOMER employees attending these training sessions must have previously completed either SELLER'S InfoMail Software Administration training class or SELLER'S Installation and Maintenance training classes, costs of which shall be in accordance with paragraph (f) above. If, at the request of CUSTOMER, such Fax Administration training class(es) are conducted at a location other than SELLER'S principal place of business, CUSTOMER shall be responsible for payment to SELLER for instructor's reasonable travel and living expenses. In no event shall CUSTOMER be responsible for such expenses which exceed what CUSTOMER would reasonably reimburse its own employees for such travel and living taken at the request and behalf of CUSTOMER.

   5.  The following subparagraph (1) is hereby added to paragraph (a) of
       Section 1, WARRANTY of EXHIBIT J, GTE PRODUCT(S) SERVICES AND SUPPORT
       REQUIREMENTS:

       (1) Notwithstanding the provisions of Paragraph (a) above, the warranty period for all VoiceServer Systems with fax capability purchased hereunder in 1994 shall be the longer of one (1) year from the date the PRODUCT(S) are placed in service, such date not to be later than ninety (90) days after delivery to CUSTOMER, or through December 31, 1995, whichever date occurs later. All other terms and conditions of this Section 1, WARRANTY shall apply to all VoiceServer Systems with fax capabilities for the duration of this warranty period. The warranty period for VoiceServer Systems with fax capabilities purchased by CUSTOMER in 1995 shall be as described in Paragraph (a) above.

   6. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to the Agreement to be executed by their duly authorized representatives.



DIGITAL SOUND CORPORATION         GTE COMMUNICATION SYSTEMS
                                  CORPORATION


/s/ Keith M. Beckwith             /s/ Larry K. Henry
--------------------------        -------------------------------
Keith M. Beckwith                 Larry K. Henry
Vice President, Sales             Vice President - General Manager

Dated:  October 21, 1994          Dated:  October 10, 1994

                                  APPROVED AS TO FORM
                                  /s/ Joe A. Garza
                                  ------------------
                                  Law Dept. 10/04/94

ATTACHMENT TO AMENDMENT NO. 4

EXHIBIT B-1
Product Description & Pricing Information for VoiceServer Systems With Fax Capabilities

                                AMENDMENT NO. 5
                                       TO
                      PURCHASE AGREEMENT NO. 120900-92-01
                                    BETWEEN
                     GTE COMMUNICATION SYSTEMS CORPORATION
                                      AND
                           DIGITAL SOUND CORPORATION

This Amendment No. 5 to Purchase Agreement No. 120900-92-01 (the "Agreement"), by and between GTE Communication Systems Corporation ("CUSTOMER") for the benefit of itself and the GTE Affiliated Entities (as defined in the Agreement) and Digital Sound Corporation ("SELLER"), shall be effective as of December 31, 1994.

WHEREAS, the Agreement bears a termination date of January 12, 1995; and

WHEREAS CUSTOMER and SELLER desire to extend the term of the Agreement.

NOW, THEREFORE, the parties agree that the Agreement is further amended as follows:

   1. Section 1, TERM is hereby amended to extend the term of the Agreement until February 28, 1995.

   2. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to the Agreement to be executed by their duly authorized representatives.


DIGITAL SOUND CORPORATION         GTE COMMUNICATION SYSTEMS
                                  CORPORATION


/s/ Mark C. Ozur                  /s/ signed on behalf of M. R. Redmond
------------------                ---------------------------------------
Mark C. Ozur                      M. R. Redmond
President and CEO                 Director - Contract Management

Dated:  December 31, 1994         Dated:  12/27/94
                                  APPROVED AS TO FORM
                                  /s/ Joe A. Garza
                                  ------------------
                                  Law Dept. 12/19/94

                                AMENDMENT NO. 6
                                      TO
                         CONTRACT NUMBER 120900-92-01
                                    BETWEEN
                     GTE COMMUNICATION SYSTEMS CORPORATION
                                      AND
                           DIGITAL SOUND CORPORATION


This Amendment No. 6 to Contract Number 120900-92-01 (the "Agreement"), by and between GTE Communication Systems Corporation ("CUSTOMER") for the benefit of itself and the GTE Affiliated Entities (as defined in the Agreement) and Digital Sound Corporation ("SELLER"), shall be effective as of January 1, 1995.

WHEREAS, the Agreement bears a termination date of January 12, 1995; and

WHEREAS, Amendment No. 5 to the Agreement extended the termination date to February 28, 1995; and

WHEREAS CUSTOMER and SELLER desire to extend the term of the Agreement; and

WHEREAS CUSTOMER and SELLER desire to amend Exhibit A, GTE Affiliated Entities, Exhibit B, Supplier Product(s), Exhibit C, Supplier Product(s) Pricing, Exhibit E, GTE Shipping and Carrier Routing Instructions, EXHIBIT H, GTE Standardization Policy, and certain attachments to EXHIBIT J, GTE Product(s) Services and Support Requirements; and

WHEREAS CUSTOMER and SELLER desire to make other modifications to the terms and conditions of the Agreement.

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:


   1. In Section 1, TERM, the first sentence is hereby deleted in its entirety and replaced with the following:


       This Agreement shall be effective on the date of signing of this Agreement, and shall continue in effect through December 31, 1996 unless terminated or modified by either party in accordance with the provisions of this Agreement.

   2. In Section 13, PACKAGING, the third sentence is hereby deleted in its entirety and replaced with the following:

       Corrugated shipping containers shall comply with the requirements of Item 222 of the National Motor Freight Code, Series NMFC 100-S, which may be amended from time to time.

   3. Section 18, TECHNOLOGICAL OR SPECIFICATION CHANGE/PRODUCT(S) DELETION/SUBSTITUTION, of the Agreement is hereby deleted in its entirety.

   4. Section 19, UNSATISFACTORY CONDITION SITUATIONS, of the Agreement is hereby deleted in its entirety.

   5. Section 20, PRODUCT(S) CHANGES, of the Agreement is hereby deleted in its entirety.

   6. Section 21, QUALITY ASSURANCE REPORTING, of the Agreement is hereby deleted in its entirety.

   7.  The following paragraph (c) is hereby added to Section 30, ASSIGNMENT:


       (c) If CUSTOMER sells, exchanges or otherwise disposes of all or a portion of the assets of, or CUSTOMER's interest in, any business unit in which PRODUCT are used, then CUSTOMER shall have the right, upon written notice to SELLER, to assign to such third party all licenses and rights granted under this Agreement with respect to such PRODUCT; provided that the third party agrees to be bound by all obligations of CUSTOMER to SELLER that pertain to the PRODUCT.



   8. In Section 39, NOTICES, the address for the Director-Materials Management/Purchasing is hereby amended as follows:


           GTE Supply
           5615 High Point Drive
           PO Box 169001
           Irving, Texas 75016-9001
           Attention:  Director - Materials Management/Purchasing (HQA02JO2)

   9. EXHIBIT A to the Agreement, "GTE AFFILIATED ENTITIES" is hereby amended to substitute the GTE Affiliated Entities listed on the attached Exhibit A(1).

   10. EXHIBIT B to the Agreement, "SUPPLIER PRODUCT(S)", and EXHIBIT B-1 to the Agreement, "VOICESERVER SYSTEMS WITH FAX CAPABILITIES PRODUCT(S) & PRICING" as amended in Amendment No.

       4 to the Agreement, is hereby amended to substitute the Supplier Product(s) listed on the attached Exhibit B(1).

   11. EXHIBIT C to the Agreement, "SUPPLIER PRODUCT(S) PRICING" is hereby amended to substitute the Supplier Product(s) Pricing listed on the attached Exhibit C(1).

   12. EXHIBIT E to the Agreement, "GTE SHIPPING AND CARRIER ROUTING INSTRUCTIONS" is hereby amended to substitute the GTE Shipping and Carrier Routing Instruction (May 1994) listed on the attached Exhibit E(1).

   13. EXHIBIT G to the Agreement, "GTE PACKAGING CONFIGURATION DEFINITIONS" is hereby amended to substitute the GTE Packaging Configuration Definitions listed on the attached Exhibit G(1).

   14. EXHIBIT H to the Agreement, "GTE STANDARDIZATION POLICY" is hereby amended to substitute the Standardization Policies, Procedures and Terms listed on the attached Exhibit H(1).

   15. Section 6, PRODUCT(S) MAINTENANCE of Exhibit J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, as amended in Amendment No. 1 to the Agreement, is deleted in its entirety and replaced with the following:

       Hardware and software maintenance for each year of this Agreement pursuant to issuance of CUSTOMER's purchase orders shall be in accordance with the terms and conditions set forth in Attachment E, which may be changed each year as mutually agreed to by the parties.

   16. ATTACHMENT C, "SUPPLIER REPAIR PARTS PRICING" of EXHIBIT J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, is hereby amended to substitute the Supplier Repair Parts Pricing listed in the attached Attachment C(1).

   17. ATTACHMENT D, "SELLER WORKING HOUR SCHEDULE AND CONTACT INFORMATION" of EXHIBIT J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, is hereby amended to substitute the Seller Working Hour Schedule and Contact Information & Escalation Matrix listed in the attached Attachment D(1).

   18. ATTACHMENT E(1), "COMPREHENSIVE HARDWARE AND SOFTWARE MAINTENANCE FOR NON-WARRANTY PRODUCTS" of EXHIBIT J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, is hereby amended to substitute the Hardware and Software Maintenance listed in the attached Attachment E(1).

   19. ATTACHMENT G, "SELLER TRAINING RATES" of EXHIBIT J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, is hereby amended to substitute the Supplier Training Rates listed in the attached Attachment G(1).

   20. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be executed by their duly authorized representatives.


DIGITAL SOUND CORPORATION         GTE COMMUNICATION SYSTEMS
                                  CORPORATION


 /s/ Keith M. Beckwith             /s/ Larry K. Henry
-----------------------           --------------------
Keith M. Beckwith                 Larry K. Henry
Vice President, Sales             Vice President-General Manager
Dated:  March 9, 1995             Dated:  March 6, 1995

                                  APPROVED AS TO FORM
                                   /s/ Joe A. Garza
                                  ------------------
                                  Law Dept. 03/01/95

Attachments To Amendment No. 6


Exhibit A(1): Revised List Of GTE Affiliated Entities That Are Entitled To Purchase Under The Purchase Agreement.

Exhibit B(1): DGSD Domestic Version Price/Product List

Exhibit C(1): DGSD Product Pricing Discount For GTE

Exhibit E(1): GTE Packaging, Shipping And Carrier Routing Instruction

Exhibit E(1) Attachment A: Detail Of 42 X 42 Inch Pallet To Be Used In Shipping

Exhibit E(1) Attachment B: GTE Area Routing Instructions And Carrier Contacts

Exhibit E(1) Attachment C: Carrier Routing Instruction For GTE Supply/GTE Telephone Operations

Exhibit G(1): GTE Packaging Configuration Definitions

Exhibit H(1): GTE Standardization Policies, Procedures And Terms

Exhibit J Attachment C(1): DGSD Repair And Exchange Pricing For GTE

Exhibit J Attachment D(1): DGSD Contact Information And Escalation Matrix In The Event Of Product Degradation

Exhibit J Attachment E(1): Hardware And Software Maintenance Terms

Exhibit J Attachment G(1): DGSD Training Rates For GTE And Process Description For Training Courses Available

                               AMENDMENT NUMBER 7
                                       TO
                 PRODUCT PURCHASE AGREEMENT NUMBER 120900-92-01
                                    BETWEEN
                     GTE COMMUNICATION SYSTEMS CORPORATION
                                      AND
                           DIGITAL SOUND CORPORATION


                                  1.  PARTIES

This Amendment Number 7 to Product Purchase Agreement Number 120900-92-01 (Agreement) between Digital Sound Corporation, a California corporation, with offices at 6307 Carpinteria Avenue, Carpinteria, California 93013 (SELLER) and GTE Communication Systems Corporation, a Delaware corporation, acting through its GTE Supply Division on behalf of itself and its Affiliates, with offices at 700 Hidden Ridge, Irving, Texas 75038 (CUSTOMER).


                               2.  EFFECTIVE DATE

This Amendment Number 7 shall be effective January 1, 1996.

                              3.  CHANGES TO TERMS

   (a) Exhibit A(1), GTE AFFILIATED ENTITIES, as amended in Amendment Number 6 dated January 1, 1995, is deleted in its entirety and replaced with a new Exhibit A(2), GTE AFFILIATED ENTITIES, included as Attachment I to this Amendment.

   (b) Exhibit B(1), SUPPLIER PRODUCT(S), as amended in Amendment Number 6, is deleted in its entirety and replaced with a new Exhibit B(2), SUPPLIER PRODUCT(S), included as Attachment II to this Amendment.

   (c) The first sentence of subsection 3(b) of Exhibit J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, is deleted in its entirety and replaced with the following:

       "SELLER agrees to sell to CUSTOMER the replacement parts or proprietary components for said repairs at prices as set forth in the column identified as "LIST PRICE" of Attachment C(2), SUPPLIER REPAIR PARTS PRICING."

   (d) Subsection 5(a) of Exhibit J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, is deleted in its entirety and replaced with the following:

       "(a) SELLER agrees, in the event of a failure that causes a customer service impairment caused by PRODUCT(S) furnished under this Agreement, to ship replacement parts at the most expedient means available within twenty four (24) hours of verbal notification by CUSTOMER. There shall be no charge for the expedited service.

            (1) If the defective part is under warranty, there shall be no charge for the replacement part, providing, however, that CUSTOMER returns such defective part within sixty (60) days after SELLER's shipment of the replacement part. If SELLER has not received such defective part within such sixty (60) day period, SELLER may invoice CUSTOMER for such replacement part at the price as set forth in the column identified as "LIST PRICE" of Attachment C(2), SUPPLIER REPAIR PARTS PRICING."

            (2) If the defective part is not under warranty, SELLER shall invoice CUSTOMER for such replacement part at the price as set forth in the column identified as "30 DAYS R/E PRICE" of Attachment C(2) of this Exhibit J. If CUSTOMER does not return such defective part to SELLER within sixty (60) days after SELLER's shipment of the replacement part, SELLER may invoice CUSTOMER for the difference between the "30 DAYS R/E PRICE" and the "LIST PRICE" for such replacement part as set forth in Attachment C(2)."

   (e) Attachment C(1), SUPPLIER REPAIR PARTS PRICING, of Exhibit J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, as amended in Amendment Number 6, is deleted in its entirety and replaced with a new Attachment C(2), SUPPLIER REPAIR PARTS PRICING, included as Attachment III to this Amendment.

   (f) Attachment E(1), HARDWARE AND SOFTWARE MAINTENANCE, of Exhibit J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, as amended in Amendment Number 6, is deleted in its entirety and replaced with a new Attachment E(2), HARDWARE AND SOFTWARE MAINTENANCE, included as Attachment IV to this Amendment.

                              4.  ALL OTHER TERMS

All other terms and conditions of the Agreement shall remain in full force and effect.

Each party represents that it has executed this Agreement through its authorized corporate representative:

DIGITAL SOUND CORPORATION         GTE COMMUNICATION SYSTEMS
                                  CORPORATION


 /s/ Keith M. Beckwith              /s/ Gary D. Klingsporn
-----------------------            ------------------------
Keith M. Beckwith                  Gary D. Klingsporn
Vice President, Sales              Contract Manager

Dated:  January 18, 1996           Dated:  January 16, 1996

                                   APPROVED AS TO FORM
                                    /s/ Joe A. Garza
                                   ------------------
                                   Law Dept.  01/15/96

ATTACHMENTS to AMENDMENT NO. 7

EXHIBIT A(2): Revised List of GTE Affiliated Entities that are entitled to purchase under the Purchase Agreement.

EXHIBIT B(2): DGSD Domestic Version Price/Product List

Exhibit J ATTACHMENT C(2): DGSD'S Repair And Exchange Pricing For GTE

Exhibit J ATTACHMENT E(2): Terms for Comprehensive Hardware And Software Maintenance For Non-Warranty Products

                               AMENDMENT NUMBER 8
                                       TO
                 PRODUCT PURCHASE AGREEMENT NUMBER 120900-92-01
                                    BETWEEN
                     GTE COMMUNICATION SYSTEMS CORPORATION
                                      AND
                           DIGITAL SOUND CORPORATION

                                  1.  PARTIES

This Amendment Number 8 to Product Purchase Agreement Number 120900-92-01 (Agreement) between Digital Sound Corporation, a California corporation, with offices at 6307 Carpinteria Avenue, Carpinteria, California 93013 (SELLER) and GTE Communication Systems Corporation, a Delaware corporation, acting through its GTE Supply Division on behalf of itself and its Affiliates, with offices at 700 Hidden Ridge, Irving, Texas 75038 (CUSTOMER).

                               2.  EFFECTIVE DATE

This Amendment Number 8 shall be effective January 1, 1997.

                              3.  CHANGES TO TERMS

   (a) Section 1, TERM, is amended as follows

       The words . . . "continue in effect through December 31, 1996" . . . shall be deleted and replaced with . . . "shall continue in effect until December 31, 1998".

   (b) Subsection 24(b), of Section 24, INFRINGEMENT is deleted in its entirety and replaced with the following:

       24.  INFRINGEMENT

            (b) Except for the negligence provisions, the procedures set forth in subsection (b) of Section 35, INDEMNIFICATION AND INSURANCE shall apply in the case of any claims of infringement, misappropriation or violation of intellectual property rights for which indemnification will be sought.

   (c) Section 35, LIABILITY and Amendment No. 4 item number 3 are deleted in its entirety and replaced with the following:

       35.  INDEMNIFICATION AND INSURANCE

            (a) SELLER shall indemnify, defend, and hold harmless CUSTOMER and its affiliates, officers, agents, and employees, from all claims, suits, actions, demands, damages, liabilities, expenses (including fees and disbursements of counsel), judgements, settlements and penalties of every kind based on (i) personal injury, death, or property damage to the extent any of the foregoing is proximately caused by either any defective PRODUCT provided by SELLER, its officers, employees, subcontractors or agents, or by the negligent or willful acts or omissions of SELLER, its officers, employees, subcontractors or agents, or (ii) strict liability in tort or product liability of any other kind in connection with any PRODUCT provided by SELLER, its officers, employees, subcontractors or agents or the use, resale or distribution of any such PRODUCT by CUSTOMER. The foregoing indemnity, to the extent permitted by law, shall apply in the case of all claims that arise from the negligence, misconduct or other fault of CUSTOMER, provided, however, that if a claim is the result of the joint negligence, joint misconduct, or joint fault of SELLER and CUSTOMER, the amount of the claim for which CUSTOMER is entitled to indemnification shall be limited to that portion of such claim that is attributable to the negligence, misconduct or other fault of SELLER. The obligations of this provision are in addition to SELLER obligation to provide insurance and shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by SELLER under the Worker's Compensation Acts, Longshoremen and Harborworker's Act, Disability Benefits Act or any other employee benefit act.

            (b) CUSTOMER shall promptly notify SELLER in writing of any suits, claims or demands covered by this indemnity. Promptly after receipt of such notice, SELLER shall assume the defense of such claim with counsel reasonably satisfactory to CUSTOMER. If SELLER fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to CUSTOMER, or if, in the reasonable judgement of CUSTOMER, a direct or indirect conflict of interest exists between the parties with respect to the claim, then CUSTOMER shall have the right to undertake the defense, compromise and settlement of such claim for the account and at the expense of SELLER. Notwithstanding the above, if CUSTOMER in its sole discretion so elects, CUSTOMER may also participate in the defense of such actions by employing counsel at its own expense, without waiving SELLER's obligations to indemnify or defend. SELLER shall not settle or compromise any claim or consent to the entry of any judgement without the prior written consent of CUSTOMER and without an unconditional release of all liability by each claimant or plaintiff to CUSTOMER. Such consent shall be timely given and shall not be reasonably withheld.

            (c) SELLER agrees to maintain during the term all insurance or bonds required by law or this Agreement, including, but not limited to
                (i) Workers Compensation and related insurance as prescribed by the law of the state in which SELLER's services are performed or PRODUCT are delivered; (ii) employer's liability insurance with limits of at least five hundred thousand dollars ($500,000) for each occurrence, and (iii) comprehensive general liability insurance including Services liability, and, if the use of motor vehicles is required, comprehensive motor vehicle liability insurance, each with limits of at least two million dollars ($2,000,000) for combined single limit for bodily injury, including death, and/or property damage. SELLER shall cause CUSTOMER to be included as an additional insured under said policies (as "GTE Corporation and its affiliates and subsidiaries") and CUSTOMER's coverage under such policies shall be primary. SELLER shall waive its rights of subrogation against CUSTOMER for Workers' Compensation claims. SELLER shall, prior to rendering such SERVICES, furnish certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage, the expiration date of each policy, and stating that no material change or cancellation of any such policy shall be effective unless thirty (30) days' prior written notice is given to CUSTOMER.

            (d) All work performed under this Agreement by any party shall be performed as an independent contractor and not as an agent of any other party. Persons furnished by the respective parties shall be solely the employees or agents of such parties, respectively, and shall be under the sole and exclusive direction and control of such parties. They shall not be considered employees of the other party for any purpose. Each party shall be responsible for compliance with all laws, rules and regulations involving their respective employees or agents, including (but not limited to) employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each party shall also be responsible, respectively, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, worker's compensation, disability insurance and federal and state income tax withholding.

            (e) The parties expressly agree and understand that SELLER's liability shall in no event exceed ********** dollars ($*********) for any one (1) occurrence, whether the claim arises under this Agreement, in contract, tort or otherwise. Such limitation does not apply to loss or claims arising from death, personal injury or damage to real or tangible personal property or to claims of infringement.

   (d) The Agreement is hereby amended to include Section 48, CENTURY COMPLIANCE. "SELLER agrees to the terms and conditions as listed in Exhibit L, CENTURY COMPLIANCE".

   (e) Exhibit A(2), GTE AFFILIATED ENTITIES, as amended in Amendment Number 7 dated January 1, 1996, is deleted in its entirety and replaced with a new Exhibit A(3), GTE AFFILIATED ENTITIES, included as Attachment I to this Amendment.

   (f) Exhibit B(3), SUPPLIER PRODUCT(S), as amended in Amendment Number 7, is deleted in its entirety and replaced with a new Exhibit B(3), SUPPLIER PRODUCT(S), included as Attachment 11 to this Amendment.

   (g) This Agreement is hereby amended to add Exhibit L, CENTURY COMPLIANCE, included as Attachment III to this Amendment.

   (h) Attachment E(2), HARDWARE AND SOFTWARE MAINTENANCE (1996), of Exhibit J, GTE PRODUCT(S) SERVICES AND SUPPORT REQUIREMENTS, as amended in Amendment Number 7 dated January 1, 1996, is deleted in its entirety and replaced with a new Attachment E(3), HARDWARE AND SOFTWARE MAINTENANCE (1997), included as Attachment IV to this Amendment:

                              4.  ALL OTHER TERMS

All other terms and conditions of the Agreement shall remain in full force and effect.

Each party represents that it has executed this Agreement through its authorized corporate representative:


DIGITAL SOUND CORPORATION          GTE COMMUNICATION SYSTEMS
                                   CORPORATION


 /s/ B. Robert Suh                  /s/ Richard E. Potter
-------------------                -----------------------
B. Robert Suh                      Richard E. Potter
Vice President and CFO             Manager-Contract/Management

Dated:  February 18, 1997          Dated:  February 12, 1997


                                   APPROVED AS TO FORM AND LEGALITY

                                    /s/ J. R. Seastrom
                                   --------------------
                                   Attorney, GTE Telephone Operations
                                   Date: 2/11/97

ATTACHMENTS TO AMENDMENT NO. 8

EXHIBIT A(3): Revised List of GTE Affiliated Entities that are entitled to purchase under the Purchase Agreement.

EXHIBIT B(2): DGSD Domestic Version Price/Product List

EXHIBIT L: Details Of Century Compliance Obligation For Procured Systems

Exhibit J ATTACHMENT E(2): Terms for Comprehensive Hardware And Software Maintenance For Non-Warranty Products

EXHIBIT 10.57


                               AMENDMENT NUMBER 9
                                       TO
PRODUCT PURCHASE AGREEMENT NUMBER 120900-92-01
----------------------------------------------
                                    BETWEEN
                     GTE COMMUNICATION SYSTEMS CORPORATION
                                      AND
                           DIGITAL SOUND CORPORATION



                                  1.  PARTIES

   This Amendment Number 9 to Product Purchase Agreement Number 12090092-01 (Agreement) is made between Digital Sound Corporation, a California corporation, with offices at 6307 Carpinteria Avenue, Carpinteria, California 93013
(SELLER) and GTE Communication Systems Corporation, a Delaware corporation, acting through Its GTE Supply Division with offices at 700 Hidden Ridge,
Irving, Texas 75038 (CUSTOMER).


                              2.  EFFECTIVE DATE

   This Amendment Number 9 shall be effective October 1, 1997.


                                  3.  PURPOSE

   The principal purpose of this Amendment is to provide for the commercial availability to CUSTOMER of SELLER's Open Enhanced Application Platform, System Software, and OnPoint Messaging, in accordance with the milestones, specifications and other requirements set out in Attachment A to this Amendment. The Amendment also provides for continued purchase of SELLER's products, extension of the term of the Agreement, and other matters as set out below.

                            4.  PURCHASE COMMITMENT

   (a) SELLER agrees to make commercially available to CUSTOMER SELLER's Open Enhanced Application Platform, System Software, and OnPoint Messaging, in accordance with the milestones, specifications and other requirements set out in Attachment A to this Amendment. CUSTOMER agrees to purchase from SELLER in the aggregate amount of fifty million dollars ($50,000,000.00) of SELLER's PRODUCT(S) and/or related services during the period from October 1, 1997 through the remaining term of this Agreement (the "Purchase Commitment").

   (b) If SELLER does not accomplish the development substantially in accordance with the milestones set out in Attachment A, and does not meet the milestones on time, with the commercial availability to CUSTOMER of the platform, software and OnPoint Messaging that meets CUSTOMER's acceptance and standardization criteria, by the final milestone date set out in Attachment A, CUSTOMER may exercise the option not to be bound by the Purchase Commitment. If SELLER does not meet an interim milestone, no later than five (5) business days after the failed milestone date, CUSTOMER shall give SELLER written notice setting out the nature of the failure, or the milestone shall be deemed to have been met. SELLER shall have ten business (10) days from receipt of the notice to cure the failure. If the failure is not cured within this time, CUSTOMER may terminate the Purchase Commitment by giving SELLER written notice. If the failure is cured within this time, CUSTOMER shall give SELLER written notice confirming the cure. Unless otherwise agreed in writing, the days consumed to cure a failure shall not result in changes to subsequent milestone dates, which shall remain in effect as stated in Attachment A.

   (c) SELLER's timely performance of the final milestone for commercial availability of the Open Enhanced Application Platform, System Software, and OnPoint Messaging, as set out in Attachment A, is a condition precedent to Customers Purchase Commitment, unless waived in writing by CUSTOMER. If SELLER does not meet this final milestone, CUSTOMER may terminate the Purchase Commitment, including the minimum purchase commitment in Section 4(d) of this Amendment (if any), by giving SELLER written notice within thirty (30) days of the date for performance of the final milestone.

   (d) If SELLER meets all of the milestones in Attachment A specified to be completed by the end of 1998, CUSTOMER agrees to purchase a minimum of Fifteen Million Dollars ($15,000,000) in SELLER's products and/or related services from SELLER during the period beginning October 1, 1997, through and including December 31, 1998, and said purchase shall be applied towards the Fifty Million Dollar ($50,000,000) aggregate Purchase Commitment.

   (e) The milestones can only be changed by mutual written agreement between SELLER and CUSTOMER. CUSTOMER may request modifications to deliverables set out in Attachment A. Such request must be made in writing. Upon receipt of such request, SELLER shall notify CUSTOMER in writing prior to starting work on the requested modification that SELLER is capable of performing the modification and that additional time may be required to complete said modification. If the parties mutually agree in writing to the delay the date(s) set out in Attachment A for SELLER's delivery of the deliverable to make CUSTOMER's requested modification, then SELLER shall be excused for the time period set out in the mutual agreement and CUSTOMER will otherwise honor its Purchase Commitment.

   (f) SELLER agrees that, except for the specific functions assigned to CUSTOMER in Attachment A, SELLER is not relying on participation by CUSTOMER in order for SELLER to meet the milestones set out in Attachment
       A. Nevertheless, if SELLER's performance of the requirements set out in Attachment A is dependent upon CUSTOMER or a CUSTOMER contractor or supplier, and if CUSTOMER or CUSTOMER's contractor or supplier fails to perform and such failure proximately causes SELLER to fail to timely deliver, then SELLER shall be excused for the time period of the delay and CUSTOMER will otherwise honor its purchase obligations.

       SELLER commits that it has sufficient control over all of SELLER's subcontractors to meet the milestones, and agrees that a failure of a subcontractor of SELLER to perform shall not excuse SELLER from meeting the milestones.

   (g) If CUSTOMER terminates the Purchase Commitment, SELLER nevertheless agrees to use Its best efforts to support all of the platform acquired and implemented by CUSTOMER. Termination of the Purchase Commitment does not alter CUSTOMER's rights to purchase the platform and related products under this Agreement.

                            5.  RELATED AGREEMENTS

SELLER and CUSTOMER, acting through GTE Service Corporation, are contemporaneously entering into the following related agreements: (a) Software Professional Services Agreement; (b) Joint Software Development Agreement; (c) Letter of Agreement Concerning Accelerated Development of Software; and (d) Master Source Code and Technology Escrow Agreement (the 'Related Agreements"). The Master Source Code and Technology Escrow Agreement is made part of this Agreement and is attached as Attachment E to this Amendment. In case of conflict between terms of any of these Related Agreements and this Amendment or this Agreement, the terms of the Related Agreements shall govern.

                             6.  CHANGES TO TERMS

   (a) Section 1, TERM, is amended as follows:

       The words: 'shall continue in effect until December 31, 1998" shall be deleted and replaced with the words: "shall continue in effect until March 31, 2001."

   (b) Section 6, PURCHASING FORECAST, is deleted in its entirety and replaced with a new Section 6, PURCHASING FORECAST, as follows:

       "Customer estimates that ft may purchase from Seller, in the aggregate amount, the purchase forecast quantities set out in Attachment B. Attachment B may be amended from time to time by the mutual agreement of the parties. The purchase forecast is only an estimate or projection and is not be to construed as a commitment to purchase that or any amount.
       In no case shall Customer be responsible for any bill back or related nonconformance charges should Customer's purchase fail to meet the projected levels in Attachment B, nor shall failure to purchase the estimated amount of Seller's Products in Attachment B, or any of Seller's Products be a breach of this Agreement by customer."

   (c) Section 25, USE OF CONFIDENTIAL INFORMATION, is amended by adding the following subsection (d):

       "(d) Attachment A and A-1 through A-7 are designated as confidential business information of the party supplying the material, and are to be treated as Information under the Agreement. The parties shall not use this Information, or any portion thereof or any derivations therefrom, for any purpose not related to this Agreement, nor disclose this

            Information or portions thereof or derivations therefrom to third parties."

   (d) Section 38 (a) is deleted in its entirety.

   (e) Section 38 (b) is amended as follows:

       In the first line after the beginning words, 'Upon termination of this Agreement insert the words "pursuant to Section 38(e) or termination of the Purchase Commitment pursuant to the provisions of Amendment 9," and delete the words "without cause pursuant to this Section."

   (f) Section 38(c)(7) is deleted in its entirety.

   (g) A new Section 38 (e) is added to the Agreement as follows:

       "In addition to any other rights afforded to CUSTOMER under this Agreement, if SELLER or any of its subsidiaries shall sell, transfer, assign or otherwise dispose of all or substantially all of the assets of SELLER, if SELLER agrees to do any of the foregoing, or if a Change of Control of SELLER shall occur, then CUSTOMER may terminate, at CUSTOMER'S sole option, Customer's Purchase Commitment, by giving SELLER thirty
       (30)days written notice, which shall be provided within thirty (30) days of receipt by CUSTOMER of written notice from SELLER of an applicable event triggering the application of this provision."

       "A 'Change in Control' shall mean the direct or indirect acquisition of the beneficial ownership of twenty percent (20%) or more of the outstanding voting securities of SELLER, whether in a single transaction or a series of transactions, by any person, group, corporation, or other entity who is engaged, directly or through any of its affiliates, in any business engaged in by GTE Corporation or any of its Affiliates (a 'Communications Company"), or the announcement by any person, group, corporation, other entity or Communications Company of its intent to acquire twenty percent (20%) or more of the outstanding voting securities of SELLER."

   (h) Section 44, SURVIVAL OF OBLIGATIONS, is amended as follows:

       After the words: "beyond the termination, cancellation or expiration hereof insert the words: 'including but not limited to, any obligation to defend and indemnify, any warranty obligation, any obligation to escrow software code and technology pursuant to any software and technology agreement, any confidentiality or non-disclosure obligations and any obligations under the dispute resolution clause of this Agreement."

   (i) Exhibit A(3), GTE AFFILIATED ENTITIES, as amended in Amendment Number 8, dated January 1, 1997, is deleted in its entirety and replaced with a new Exhibit A(4), GTE AFFILIATED ENTITIES, included as Attachment C to this Amendment.

       A new Exhibit B, Attachment A, PULSEPOINT PRODUCTS, is added and included as Attachment D to this Amendment.

   (k) Exhibit C(l), SUPPLIER PRODUCT(S) PRICING, is deleted in its entirety and replaced with the following:


                                  EXHIBIT C(2)
                          SUPPLIER PRODUCT(S) PRICING

       CUSTOMER shall receive a **** percent (**%) discount from the list prices as set forth in Exhibit B, with the exception that no discount shall apply to those items identified as "non-discountable'. Such discount shall apply to all system components, including hardware and software, except as otherwise provided for in this Exhibit C(2).

       CUSTOMER shall receive a ****** percent (**%) discount from the list prices as set forth in Exhibit B for hard disk drives, whether purchased individually or as a part of a configured "3110" system.

       CUSTOMER shall receive a **** percent (**%) discount from the list prices as set forth in Exhibit B, Attachment A, PULSEPOINT PRODUCTS, with the exception that no discounts shall apply to those items identified as "nondiscountable."

   (l) Attachment E(3), HARDWARE AND SOFTWARE MAINTENANCE (1997), Section C, APPLICABILITY, is hereby amended to add the following:

       "The hardware and software maintenance services described in this Attachment shall also apply to CUSTOMER's entire installed base of PulsePoint PRODUCT(S) as of October 1, 1997.


                              7.  ALL OTHER TERMS

   All other terms and conditions of the Agreement shall remain in full force and effect.

Each party represents that it has executed this Agreement through its authorized corporate representative:



DIGITAL SOUND CORPORATION        GTE COMMUNICATIONS SYSTEMS
                                 CORPORATION



  /s/  Keith M. Beckwith          /s/  Larry K. Henry
------------------------         ---------------------
Keith M. Beckwith                Larry K. Henry
Vice President Sales,            Vice President - General Manager
Americas and Europe

Date:  November 17, 1997         Date:  November 17, 1997


                                 APPROVED AS TO FORM AND LEGALITY

                                  /s/ (signature illegible)
                                 ---------------------------
                                 Attorney GTE Telephone Operations
                                 11/14/97

ATTACHMENTS TO AMENDMENT NO. 9

Attachment A: Software Applications & Features Specifications and Related Milestone Dates

Attachment A lists milestones and other requirements that apply to the development and commercial availability to GTE of DGSD's Open Enhanced Application Platform, System Software, and OnPoint Messaging. The requirements stated in this Attachment incorporate the specifications and other standards and references set out in Attachments A-1 through A-7, which are part of this Attachment A. The milestones set forth in this Attachment A must be completed for the Purchase Commitment to remain in effect as set forth in Paragraph 4 of Amendment No. 9.

Attachment A-1: Technical Specifications and Description of GTE networking plans

Attachment A-2: Architectural Specifications for GTE's Centralized Voicemail

Attachment A-3: Architectural Specifications for Digital Sound Corporation's Messaging Platform

Attachment A-4: Definitions and Requirements for Messaging Standards

Attachment A-5: Technical Summary of Digital Sound Corporation's Proprietary Rapid Application Creation Environment

Attachment A-6: Product Requirements' Specification for Voice Messaging Application

Attachment A-7: GTE Sample/Mock Marketing Literature: Voice Mail User Guide

Attachment B: Digital Sound Corporation Product Milestone Chart and Correlated Non-binding GTE Forecast

Attachment C: Revised List of GTE Affiliated Entities that are entitled to purchase under the Purchase Agreement.

Attachment D: Digital Sound Corporation PulsePoint Product Description and Price List

Attachment E: Master Source Code and Technology Escrow Agreement (to be attached at a later date).